UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 2, 2017

                               CEL-SCI CORPORATION
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             (Exact name of registrant as specified in its charter)

          Colorado                       001-11889               84-0916344
 -------------------------          -----------------        -----------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
      of incorporation)                                      Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (703) 506-9460


                                       N/A
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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ss.203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ss.204.12b-2 of this chapter.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 1.01.  Entry Into a Material Definitive Agreement.

     On June 22, 2017 the Company sold convertible notes in the principal amount of $1,510,000 to private investors.

     The notes bear interest at 4% per year and are due and payable on December 22, 2017. At the option of the note holders, the notes can be converted into shares of the Company's common stock at a conversion rate of $1.69.

     On July 24, 2017 the Company sold convertible notes in the principal amount of $1,235,000 to private investors.

     The notes bear interest at 4% per year and are due and payable on December 22, 2017. At the option of the note holders, the notes can be converted into shares of the Company's common stock at a conversion rate of $2.29.

     On November 2, 2017 holders of convertible notes in the principal amount of $1,059,300 sold in June 2017 and holders of convertible notes in the principal amount of $1,235,000 sold in July 2017 agreed to extend the maturity date of these notes to September 21, 2018.

     In consideration for the extension of the maturity date of the convertible notes, the Company issued a total of 716,400 Series RR warrants to the convertible note holders that agreed to the extension. Each Series RR warrant entitles the holder to purchase one share of the Company's common stock. The Series RR warrants may be exercised at any time on or before October 30, 2022 at an exercise price of $1.65 per share.

Item 2.03. Creation of Direct Final Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 of this report.

Item 3.02.  Unregistered Sales of Equity Securities.

     The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 with respect to the issuance of the securities described in Item 1.01 of this report. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 3, 2017             CEL-SCI CORPORATION



                                    By:  /s/ Patricia B. Prichep
                                         -----------------------------------
                                         Patricia B. Prichep,
                                         Senior Vice President of Operations